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                                                                   EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in (1) Registration
Statement No. 33-55014, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Forms S-8/S-3 and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Forms S-8/S-3, and (2) Registration Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8 of our report dated March 18, 1994, with respect to the financial statements included in the Annual Report on Form 11-K of the VF Corporation Tax-Advantaged Savings Plan for the Salaried Employees for the year ended December 31, 1993.

                                                                   ERNST & YOUNG


Reading, Pennsylvania
March 22, 1994